UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2012, Lexington Realty Trust, which we refer to as the Trust, entered into a Seventh Supplemental Indenture, dated as of September 28, 2012, among the Trust, certain subsidiaries of the Trust signatories thereto, and U.S. Bank National Association, as trustee, which supplements the Indenture dated as of January 29, 2007, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, the Second Supplemental Indenture, dated as of March 9, 2007, the Third Supplemental Indenture, dated as of June 19, 2007, the Fourth Supplemental Indenture, dated as of December 31, 2008, the Fifth Supplemental Indenture, dated as of June 9, 2009, and the Sixth Supplemental Indenture, dated as of January 26, 2010 (collectively, the “Indenture”).

The Seventh Supplemental Indenture provides for the removal and addition of certain subsidiary guarantors. The Indenture governs the terms of the Trust's 6.00% Convertible Guaranteed Notes due 2030.

The foregoing description of the Seventh Supplemental Indenture is qualified in its entirety by reference to the Seventh Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

4.1
Seventh Supplemental Indenture, dated as of September 28, 2012, among Lexington Realty Trust, Certain Subsidiaries of Lexington Realty Trust Signatories thereto, and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 3, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

4.1
Seventh Supplemental Indenture, dated as of September 28, 2012, among Lexington Realty Trust, Certain Subsidiaries of Lexington Realty Trust Signatories thereto, and U.S. Bank National Association, as trustee.